Schedule 3.01
                               Organization of TCD

     To MERGER AGREEMENT dated as of March 3, 2005 ("Agreement"), by and among, Envirokare Tech, Inc., a Nevada corporation ("Parent"), and Envirokare Composite Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), on the one hand, and Thermoplastic Composite Designs, Inc., a Florida corporation ("TCD"), Dale Polk, Sr., an individual ("Polk Sr."), and Dale Polk, Jr., an individual ("Polk Jr." and, together with Polk Sr., the "Shareholders"


(a)      Article of Incorporation of TCD
(b)      By-laws of TCD